SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C. 20549


                     FORM 8-K
                  CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d)
   OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2007


             SCIENTIFIC INDUSTRIES, INC.
_________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	   000-6658       04-2217279
___________	  ____________	__________________
(State or other   (Commission    (IRS Employer No.)
jurisdiction of    File Number)
incorporation)

                     70 Orville Drive
                  Bohemia, New York 11716
_____________________________________________
   (Address of principal executive offices)


                       (631) 567-4700
__________________________________________________
(Registrant's telephone number, including area code)


                       Not Applicable
__________________________________________________
(Former name or former address,
if changed since last report)


ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 15, 2007 the Company entered into a Second Amended and Restated Consulting Agreement (the "Agreement") with Joseph G. Cremonese, a Director of the Company and Laboratory Innovation Company ("LIC"), and affilitate of Mr. Cremonese, pursuant to which Mr. Cremonese and LIC provide consulting services to the Company with respect to the development and marketing of the Company's products. The Agreement amends and restates the Amended and Restated Consulting Agreement dated March 22, 2005 by and among the Company, Mr. Cremonese and LIC to extend the expiration date from December 31, 2006 to December 31, 2008, reduce the minimum number of days during a 12 month period during which consultants are expected to provide consulting services to the Company from 72 to 60, and to increase the rate per day for services rendered from $500 to $600. The Agreement is effective retroactively to January 1, 2007. No other material changes were made.

No other material changes were made.

ITEM 9.01  Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

Exhibit No.        Exhibit
___________        _______
10A-1              Second Amended and Restated Consulting Agreement
                   with Joseph G. Cremonese and Laboratory
                   Innovation Company.






                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SCIENTIFIC INDUSTRIES, INC.
                                   (Registrant)


Date:	March 16, 2007
			                 By: /s/ Helena R. Santos

			                 Helena R. Santos,
			                 President and Chief Executive
 			                  Officer